UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 30, 2013

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075
(Address of principal executive offices, including zip code)

(917) 804-3584
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.            Other Events.

As previously reported, on September 13, 2013, AgFeed Industries, Inc. (the “Company”) entered into an Agreement for the Sale and Purchase of Shares (the “Agreement”) with Ningbo Tech-Bank Co., Ltd (“NTB”) and its subsidiary Good Charm International Development Ltd. (together, the “Purchasers”), whereby the Company would sell to the Purchasers, and the Purchasers would purchase and acquire from the Company, all of the outstanding capital stock of AgFeed Industries, Inc. (British Virgin Islands), a direct wholly-owned subsidiary of the Company and the parent company of the Company’s Chinese subsidiaries (the “China Transaction”). The China Transaction is subject to Sections 105, 363 and 365 of the United States Bankruptcy Code (the “Bankruptcy Code”), including an auction process and the entry by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of an order approving the Agreement and the China Transaction (the “Sale Order”). The China Transaction is subject to certain closing conditions, including the Sale Order becoming final, the approval of the China Transaction by a majority of the shareholders of NTB and the Purchasers obtaining commitments for financing the transaction.

The Purchasers have informed the Company that on September 30, 2013, the China Transaction was approved by a majority of the shareholders of NTB, satisfying a condition to closing in Section 3.3 of the Agreement. Also on September 30, 2013, the Purchasers delivered to the Company two financing commitment letters regarding financing for the China Transaction, satisfying a condition to closing in Section 3.4 of the Agreement, and on October 4, 2013, the Purchasers delivered to the Company a $5.2 million deposit required under Section 2.5 of the Agreement.

The auction under the Bankruptcy Code referenced above is scheduled to occur on November 19, 2013. Interested parties should contact the Company’s investment bank, Business Development Asia, at its offices in New York (+1-212-265-5300) or Shanghai (+86-21-5407-5580).

* * * * *

NOTICE TO SHAREHOLDERS

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

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SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: the Chapter 11 bankruptcy process and the successful closing of the China Transaction and a transaction or transactions to sell remaining operations in Oklahoma of the Company’s subsidiary AgFeed USA, LLC and its subsidiaries; other developments in connection with the Company’s evaluation of its strategic options, including the Company’s ability to execute any such options; the terms of the forbearance agreement between AgFeed USA and certain of its subsidiaries and Farm Credit Services of America, FLCA (“FCS FLCA”) and Farm Credit Services of America, PCA (together with FCS FLCA, “Farm Credit”), including that it required AgFeed USA to complete by July 1, 2013, a sale of itself or its assets or another transaction that will result in the satisfaction in full of Farm Credit’s claims; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: October 7, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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